UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2014

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

901 Mopac Expressway South Barton Oaks Plaza One, Suite 300 Austin, TX 78746
(Address of principal executive offices)

(512) 329-1905

(Registrant’s telephone number, including area code)

1355 Peachtree Street, Suite 1150, Atlanta, GA 30309

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities

Sibling Group Holdings, Inc. (the “Company”) has agreed to issue the following unregistered shares of its common stock, $0.0001 par value per share:

Date	Description	Number of Shares	Price per Share	Charge ($)
April 17, 2014	Shares issued for services (Note 1)	50,000	$ 0.14	$ 7,000
April 22, 2014	Shares issued for services (Note 1)	256,665	$ 0.15	38,500
June 27, 2014	Shares issued for services (Note 1)	202,777	$ 0.18	36,500
June 27, 2014	Shares issued in settlement of accounts payable (Note 2)	5,556	$ 0.18	1,000
June 27, 2014	Shares issued for services (Note 1)	280,770	$ 0.13	36,500
June 27, 2014	Shares issued in settlement of accounts payable (Note 2)	7,692	$ 0.13	1,000
June 12, 2014	Sale of restricted shares (Note 3)	250,000	$ 0.10	25,000
June 18, 2014	Sale of restricted shares (Note 3)	1,000,000	$ 0.10	100,000
June 19, 2014	Sale of restricted shares (Note 3)	250,000	$ 0.10	25,000
June 27, 2014	Sale of restricted shares (Note 3)	100,000	$ 0.10	10,000
	Total shares issued	2,403,460		$280,500

———————

NOTE 1 – Shares issued for services provided to the Company pursuant to consulting agreements for specific assistance related to curriculum development, new product development, business development and other general consulting.

NOTE 2 – Shares issued in exchange for cancellation of certain debts of the Company owed to the recipient of the shares.

NOTE 3 – Shares issued in exchange for cash.

The issuance of the Company’s shares of common stock were exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 4(a)(2) and 3(a)(9).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2014 the Board of Directors made the following appointments:

The Board approved the creation of a new position of "Chief Academic Officer", and approved the appointment of Jed Friedrichsen to that position. In addition to responsibility for products and services within the educational scope, he shall have direct responsibility for the operations of the recently acquired Blended Schools. This position reports to the Board of Directors, and the reporting for the day-to-day executive manager for our Blended Schools’ operations. Mr. Friedrichsen served as the Chief Executive Officer for Blended Schools from July 2011 through July 2014. Previously, Mr. Friedrichsen served as the Chief Administrative Officer of Blended Schools from July 2005 through July 2011. Mr. Friedrichsen’s compensation is $160,000 per year plus annual bonuses that may be awarded at the discretion of the Company’s board of directors.

The Board approved the creation of a new position of "Chief Development Officer" and approved the appointment of Richard Marshall to that position. He will be responsible for capital markets interface, investor relations, corporate governance, compliance and corporate communications. He will report to the Board of Directors.  Mr. Marshall was the Vice President of Investor Relations at Crystallex International Corporation from October 2003 through May 2014.  Previously, Mr. Marshall was the Vice President Corporate Development at Crystallex International from June 1996 through October 2003.  Mr. Marshall’s compensation is $155,000 per year plus annual bonuses that may be awarded at the discretion of the Company’s board of directors.

The Board requested that Maurine Findley move to the position of Chief Executive Officer directing that all other executive positions shall report to her. The Company was in the process of hiring a Chief Financial Officer to take over Ms. Findley’s responsibilities.  The Company’s Chief Financial Officer shall report to the Board of Directors formally, but have daily interface and reporting with the CEO.

On June 23, 2014, the Board of Directors appointed Angelle Judice as the Company’s Chief Financial Officer effective July 7, 2014 to replace Ms. Findley. Ms. Judice was the Corporate Controller for Education Management, Inc. doing business as Blue Cliff College from May 2013 to July 2014.  Previously, Ms. Judice was the Tax Department manager at the audit and tax accounting firm of Provost, Salter, Harper & Alford, LLC from June 2011 through May 2013. From January 2011 to June 2011 Ms. Judice was the Interim Controller/Human Resources Manager for Bengal Transportation Services, LLC. From July 2008 to October 2010 Ms. Judice was the Accounting Director for the Louisiana Radio Network – Tiger Rag Magazine.  Ms. Judice received a Bachelor’s Degree in Accounting from Louisiana State University, Baton Rouge, Louisiana, has been a Louisiana Certified Public Accountant for over 22 years and member of the AICPA.  Ms. Judice’s compensation is $100,000 per year plus annual bonuses that may be awarded at the discretion of the Company’s board of directors.

Item 5.03

Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On June 27, 2014 at its regular meeting, the Board of Directors approved a change in Fiscal Year from December 31 to June 30 to more closely align with the sales cycle of K-12 education.

Item 7.01

Regulation FD Disclosure.

On June 25, 2014 the Company issued a press release regarding the Appointments of Officers.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01

Other Events

On June 27, 2014 the Company’s Board of Directors approved the establishment of its executive offices in Austin, Texas.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Press release dated June 25, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

By:	/s/ Ms. Maurine Findley	Date:	July 8, 2014
Name:	Maurine Findley
Title:	Chief Executive Officer

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